UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 6, 2017

HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:    (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 6, 2017, Hennessy Advisors, Inc. (the “Company”) filed Amended and Restated Articles of Incorporation with the California Secretary of State, which amended and restated section (a) of Article III to read as follows: “The total number of shares of stock which this corporation shall have authority to issue is thirty million (30,000,000), consisting of twenty-two million five hundred thousand (22,500,000) shares of Common Stock and seven million five hundred thousand (7,500,000) shares of Preferred Stock.”

The Articles of Incorporation were amended and restated to effect a three-for-two stock split of the Company’s common stock.  Shares were distributed on March 6, 2017, to record holders of the Company’s common stock at the close of business on February 10, 2017.

The Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.                          Financial Statements and Exhibits

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Hennessy Advisors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

Date:  March 7, 2017                                                                                          By:      /s/ Neil J. Hennessy
Neil J. Hennessy
 President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated March 6, 2017

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Hennessy Advisors, Inc.